UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2004 (May 9, 2004)

National Commerce Financial Corporation
(Exact Name of Registrant as Specified in Charter)
Tennessee	0-6094	62-0784645
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
One Commerce Square, Memphis, Tennessee		38150
(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (901) 523-3434

N/A

(Former name or former address, if changed since last report)

ITEM 7.     Financial Statements and Exhibits.

(c) Exhibits

Exhibit Reference Number	Exhibit Description
99.1	Joint press release, dated May 9, 2004, issued by NCF and SunTrust

ITEM 9     Regulation FD Disclosure.

On May 9, 2004, National Commerce Financial Corporation ("NCF") and SunTrust Banks, Inc. ("SunTrust") announced they had signed a definitive merger agreement. A copy of the joint press release announcing the merger is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL COMMERCE FINANCIAL CORPORATION
By: /s/ John M. Presley
Name: John M. Presley Title: Chief Financial Officer

Date: May 10, 2004

EXHIBIT INDEX

Exhibit No	Description
99.1	Joint press release, dated May 9, 2004, issued by SunTrust and NCF.